J:\Fuwaysun Technology Co Ltd\2010\2010 Q3\B1 Financial statementB1_Financial_Statement_8K_2009-12-31_V5.doc

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FUWAYSUN TECHNOLOGY, LTD (Unaudited) Condensed Consolidated Financial Statements For The Nine Months Ended December 31, 2009 and 2008

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FUWAYSUN TECHNOLOGY, LTD

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FUWAYSUN TECHNOLOGY, LTD

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2009 AND MARCH 31, 2009

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	December 31, 2009	March 31, 2009
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$1,017,671	$8,779
Accounts receivable, net	612,053	95,991
Inventories, net	1,057,550	658,640
Prepayments and other receivables	180,587	103,353
Total current assets	2,867,861	866,763

Non-current assets:
Intangible asset, net	7,500	-
Plant and equipment, net	1,595,297	1,803,994
TOTAL ASSETS	$4,470,658	$2,670,757

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$53,816	$72,550
Advances from customers	91,673	37,956
Current portion of long-term debts	104,075	275,251
Short-term borrowings	877,552	-
Promissory note, net	434,332	-
Amount due to a stockholder	539,166	1,180,197
Accrued liabilities and other payables	495,101	91,756
Total current liabilities	2,595,715	1,657,710

Long-term liabilities:
Long-term debts, less current portion	-	7,559
Total liabilities	2,595,715	1,665,269

Commitments and contingencies

Stockholders’ equity:
Preferred stock, no par value, 10,000,000 shares authorized; no shares issued and outstanding as of December 31, 2009 and March 31, 2009	-	-
Common stock, no par value; 150,000,000 shares authorized; 58,055,000 and 43,575,000 shares issued and outstanding as of December 31, 2009 and March 31, 2009	1,435,928	1,780
Additional paid-in capital	2,105,182	1,800,453
Accumulated other comprehensive income	38,965	34,910
Accumulated deficit	(1,705,132)	(831,655)
Total stockholders’ equity	1,874,943	1,005,488
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,470,658	$2,670,757

See accompanying notes to condensed consolidated financial statements.

FUWAYSUN TECHNOLOGY, LTD

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

	Nine months ended December 31,
	2009	2008

Revenue	$2,735,455	$1,409,239

Cost of revenue (inclusive of depreciation)	(1,603,915)	(1,338,494)
Gross profit	1,131,540	70,745

Operating expenses:
Sales and marketing	576,368	21,254
General and administrative	1,390,579	274,892
Total operating expenses	1,966,947	296,146
Loss from operations	(835,407)	(225,401)

Other income (expense):
Subsidy income	-	7,255
Interest income	83	352
Interest expense	(38,153)	(49,220)

Loss before income taxes	(873,477)	(267,014)

Income tax expense	-	-

NET LOSS	$(873,477)	$(267,014)

Other comprehensive income:
- Foreign currency translation gain	4,055	6,067
COMPREHENSIVE LOSS	$(869,422)	$(260,947)

Net loss per share – basic and diluted	$(0.02)	$(0.01)

Weighted average shares outstanding – basic and diluted	50,088,630	42,102,778

See accompanying notes to condensed consolidated financial statements.

FUWAYSUN TECHNOLOGY, LTD

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Nine months ended December 31,
	2009	2008
Cash flows from operating activities:
Net loss	$(873,477)	$(267,014)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	209,305	207,907
Allowance for doubtful accounts	-	74,767
Amortization of debt discount	8,209	-
Shares issued for services, non-cash	537,500	-
Changes in operating assets and liabilities:
Accounts receivable, trade	(516,062)	33,270
Inventories	(398,910)	(76,006)
Prepayments and other receivables	(77,234)	(46,181)
Accounts payable, trade	(18,734)	(146,694)
Advances from customers	53,717	(7,817)
Accrued liabilities and other payables	403,345	(49,437)

Net cash used in operating activities	(672,341)	(277,205)

Cash flows from investing activities:
Purchase of property, plant and equipment	(445)	(5,102)
Payments on intangible asset	(7,500)	-

Net cash used in investing activities	(7,945)	(5,102)

Cash flows from financing activities:
(Repayments to) advances from a stockholder	(641,031)	653,020
Cash received from reverse acquisition	-	75
Net proceeds from private placement	1,127,500	-
Proceeds from short-term borrowings	877,552	-
Proceeds from promissory note	500,000	-
Repayments of long-term debts	(178,735)	(335,347)

Net cash provided by financing activities	1,685,286	317,748

Effect of exchange rate changes in cash and cash equivalents	3,892	(17,633)

NET CHANGE IN CASH AND CASH EQUIVALENTS	1,008,892	17,808

BEGINNING OF PERIOD	8,779	4,608

END OF PERIOD	$1,017,671	$22,416

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest	$18,833	$49,220

NON-CASH FINANCING AND INVESTING ACTIVITIES:
Plant and equipment contributed by a stockholder	$-	$1,161

See accompanying notes to condensed consolidated financial statements.

FUWAYSUN TECHNOLOGY, LTD

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE NINE MONTHS ENDED DECEMBER 31, 2009

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

	Preferred stock		Common stock		Additional paid-in capital	Accumulated other comprehensive income	Accumulated deficit	Total stockholders’ equity
	No. of shares	Amount	No. of shares	Amount

Balance as of April 1, 2009	-	$-	43,575,000	$1,780	$1,800,453	$34,910	$(831,655)	$1,005,488

Proceeds from private placement, net of offering costs of $145,000 cash and warrants granted	-	-	10,180,000	896,648	230,852	-	-	1,127,500
Shares issued for services	-	-	4,300,000	537,500	-	-	-	537,500
Warrants granted for promissory note	-	-	-	-	73,877	-	-	73,877
Net loss for the period	-	-	-	-	-	-	(873,477)	(873,477)
Foreign currency translation adjustment	-	-	-	-	-	4,055	-	4,055
Balance as of December 31, 2009	-	$-	58,055,000	$1,435,928	$2,105,182	$38,965	$(1,705,132)	$1,874,943

See accompanying notes to condensed consolidated financial statements

FUWAYSUN TECHNOLOGY, LTD

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

NOTE－1

BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared by management in accordance with both accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, the consolidated balance sheet as of December 31, 2009 which has been derived from audited financial statements and these unaudited condensed consolidated financial statements reflect all normal and recurring adjustments considered necessary to state fairly the results for the periods presented. The results for the nine months ended December 31, 2009 are not necessarily indicative of the results to be expected for the entire fiscal year ending March 31, 2010 or for any future periods.

These unaudited condensed consolidated financial statements and notes thereto should be read in conjunction with the audited financial statements of Fuwaysun Technology, Ltd for the years ended March 31, 2009 and 2008.

NOTE-2

ORGANIZATION AND BUSINESS BACKGROUND

Fuwaysun Technology, Ltd (“FTUS” or the “Company”) was incorporated in the State of Colorado on September 8, 2008. On December 8, 2008, FTUS changed its company name from “Pearl River Acquisitions, Inc.” to its current name.

On December 9, 2008, FTUS completed a stock exchange transaction with the shareholders of Fuwaysun Technology (HK) Limited (“FTHK”), whereby FTUS issued 41,075,000 shares of common stock in exchange for 100% of the ownership interest in FTHK. As a result of the stock exchange, the former shareholders of FTHK own 94% of the issued and outstanding shares of FTUS.

In connection with the closing of the stock exchange transaction, all of FTUS’s former officers resigned from their positions and FTUS appointed Mr. Liang as the new chairman of the Board of director and new chief executive officer.

The stock exchange transaction has been accounted for as a reverse acquisition and recapitalization of FTUS whereby FTHK is deemed to be the accounting acquirer (legal acquiree) and FTUS to be the accounting acquiree (legal acquirer). The accompanying condensed consolidated financial statements are in substance those of FTHK (and its subsidiaries and variable interest entity), with the assets and liabilities, and revenues and expenses, of FTUS being included effective from the date of stock exchange transaction. FTUS is deemed to be a continuation of the business and operations of FTHK for all periods presented as if the recapitalization had occurred at the beginning of the earliest period presented. Unless otherwise indicated, all references to FTUS throughout the financial statements include the operations of FTHK and its subsidiaries and variable interest entity (“VIE”).

FTUS, through its subsidiaries and VIE, is principally engaged in the design, manufacture, distribution and sales of solar energy saving, insect killer and plastic products in the People’s Republic of China (the “PRC”) and overseas. Details of its subsidiaries and VIE are described below:

FUWAYSUN TECHNOLOGY, LTD

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

	Company name	Place and date of incorporation	Particulars of issued / registered capital	Principal activities	Effective equity interest

1.	FTHK	Hong Kong, April 28, 2006	10,000 issued shares of HK$1 each	Trading of insect killer and plastic products	100%

2.	Forboss Solar (Shenzhen) Co., Ltd. (“Forboss”)	The PRC, January 20, 2009	RMB500,000	Dormant	100%

3.	Shenzhen Fuwaysun Technology Company Limited (“Shenzhen Fuwaysun”) #	The PRC, January 16, 2006	RMB3,000,000	Design, manufacture, distribution and sales of solar energy saving, insect killer and plastic products

#

represents variable interest entity (“VIE”)

FTUS and its subsidiaries and VIE are hereinafter collectively referred to as (“the Company”).

NOTE-3

GOING CONCERN UNCERTAINTIES

The accompanying condensed consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

For the nine months ended December 31, 2009, the Company has incurred a continuous net loss of $873,477 and experienced negative cash flows from operations of $672,341 with an accumulated deficit of $1,705,132 as of that date. The continuation of the Company as a going concern through December 31, 2010 is dependent upon the continued financial support from its stockholders and external borrowings. The Company is currently pursuing the additional financing for its operations. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

NOTE-4

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

●

Use of estimates

In preparing these condensed consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the periods reported. Actual results may differ from these estimates.

FUWAYSUN TECHNOLOGY, LTD

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

●

Basis of consolidation

The condensed consolidated financial statements include the financial statements of FTUS, FTHK, Forboss and Shenzhen Fuwaysun. All inter-company balances and transactions among the companies have been eliminated upon consolidation.

The Company has adopted the Accounting Standards Codification (“ASC”) Topic 810-10-5-8, “Variable Interest Entities” which requires a variable interest entity or VIE to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIEs or is entitled to receive a majority of the VIE’s residual returns.

●

Variable interest entity

The Company’s operating subsidiary, Shenzhen Fuwaysun operates in the PRC in the form of VIE.

A series of agreements were entered into amongst Forboss and Shenzhen Fuwaysun, providing Forboss the ability to control Shenzhen Fuwaysun, including its financial interest as described below:

1.

Option Agreement, Forboss has the option to purchase Shenzhen Fuwaysun’s all assets and ownership at any time.

2.

Operating Agreement and Exclusive Consulting Services Agreement, Forboss is appointed as its exclusive service provider to provide business support and related consulting services. Shenzhen Fuwaysun is agreed to pay the consulting and service fee which equal to 100% of their net profits to Forboss.

3.

Pledge Agreement, Shenzhen Fuwaysun agreed to pledge their legal interest to Forboss as a security for the obligations of Shenzhen Fuwaysun under the Exclusive Consulting Services Agreement.

With the above agreements, Forboss demonstrates its ability to control Shenzhen Fuwaysun as the primary beneficiary and the operating results of the VIE was included in the condensed consolidated financial statements for the nine months ended December 31, 2009 and 2008.

●

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

●

Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. Management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customer’s financial condition, credit history, and the current economic conditions to make adjustments in the allowance when it is considered necessary. As of December 31, 2009 and March 31, 2009, the allowance for doubtful accounts was $75,508 and $75,415, respectively.

FUWAYSUN TECHNOLOGY, LTD

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

●

Inventories

Inventories consist primarily of raw materials, work in process and finished goods of solar products and plastic products and are stated at the lower of cost or net realizable value, with cost being determined on a weighted average basis. Costs include material, direct labor and manufacturing overhead costs. Allowance for obsolescence is an estimated amount based on an analysis of current business and economic risks, the duration of the inventories held and other specific identifiable risks that may indicate a potential loss. The allowance is reviewed regularly to ensure that it adequately provides for all reasonable expected losses. As of December 31, 2009 and March 31, 2009, the allowance for obsolescence was $17,468 and $17,446, respectively.

●

Advances from customers

The Company generally receives advanced payments from customers in the normal course of business. Advances from customers are interest free and unsecured and are recognized in revenue when delivery has occurred.

●

Intangible asset

Intangible asset includes patent application fee and is recorded at cost less accumulated amortization. The patent is to be amortized subject to the successful registration from the authority.

●

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Depreciable life	Residual value
Plant and machinery	5-10 years	5-10%
Furniture, fittings and office equipment	4-8 years	5%
Motor vehicles	10 years	10%

Expenditure for maintenance and repairs is expensed as incurred. The gain or loss on the disposal of plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the condensed consolidated statement of operations.

Depreciation expense for the nine months ended December 31, 2009 and 2008 was $209,305 and $207,907, which included $193,480 and $192,253 in cost of revenue, respectively.

As of December 31, 2009, certain plant and equipment were pledged as securities in connection with the outstanding long-term debts.

●

Impairment of long-lived assets

In accordance with ASC Topic 360-10-5, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as plant and equipment used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying

FUWAYSUN TECHNOLOGY, LTD

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

amount of assets to estimated discounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. There has been no impairment as of December 31, 2009.

●

Revenue recognition

In accordance with the ASC Topic 605, “Revenue Recognition”, the Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectibility is reasonably assured.

(a)

Sales of products

Revenue represents the invoiced value of goods, net of value-added tax (“VAT”) and sales allowance. The Company's products that are locally sold in the PRC are subject to VAT which is levied at the rate of 17% on the invoiced value of sales. Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales. The Company experienced no product returns and recorded no reserve for sales returns for the nine months ended December 31, 2009 and 2008.

(b)

Interest income

Interest income is recognized on a time apportionment basis, taking into account the principal amounts outstanding and the interest rates applicable.

●

Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying consolidated statements of stockholders’ equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●

Income taxes

The Company adopts the ASC Topic 740, “Income Taxes”, regarding accounting for uncertainty in income taxes which prescribes the recognition threshold and measurement attributes for financial statement recognition and measurement of tax positions taken or expected to be taken on a tax return. In addition, the guidance requires the determination of whether the benefits of tax positions will be more likely than not sustained upon audit based upon the technical merits of the tax position. For tax positions that are determined to be more likely than not sustained upon audit, a company recognizes the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement in the financial statements. For tax positions that are not determined to be more likely than not sustained upon audit, a company does not recognize any portion of the benefit in the financial statements. The guidance provides for de-recognition, classification, penalties and interest, accounting in interim periods and disclosure.

FUWAYSUN TECHNOLOGY, LTD

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

For the nine months ended December 31, 2009 and 2008, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2009, the Company did not have any significant unrecognized uncertain tax positions.

The Company conducts its major business in the PRC and is subject to tax in this jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the local and foreign tax authorities.

●

Net income per share

The Company calculates net income per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income per share is computed by dividing the net income by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

●

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statement of operations.

The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying condensed consolidated financial statements have been expressed in US$. In addition, the Company’s operating subsidiaries in Hong Kong and the PRC maintain their books and record in their respective local currencies, Hong Kong Dollars (“HK$”) and Renminbi Yuan (“RMB”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of stockholders’ equity.

Translation of amounts from the local currency of the Company’s subsidiaries and variable interest entity into US$ has been made at the following exchange rates for the respective period:

	December 31, 2009	March 31, 2009
Period-end rates HK$: US$1 exchange rate	7.75510	7.7505
Annual average rates HK$: US$1 exchange rate	7.75133	7.7773
Period-end rates RMB: US$1 exchange rate	6.83720	6.8456
Annual average rates RMB: US$1 exchange rate	6.83901	6.8805

●

Related parties

FUWAYSUN TECHNOLOGY, LTD

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

●

Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. For the nine months ended December 31, 2009 and 2008, the Company operates in one reportable business segment in the PRC.

●

Fair value measurement

ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10") establishes a new framework for measuring fair value and expands related disclosures. Broadly, ASC 820-10 framework requires fair value to be determined based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. ASC 820-10 establishes a three-level valuation hierarchy based upon observable and non-observable inputs. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

For financial assets and liabilities, fair value is the price the Company would receive to sell an asset or pay to transfer a liability in an orderly transaction with a market participant at the measurement date. In the absence of active markets for the identical assets or liabilities, such measurements involve developing assumptions based on market observable data and, in the absence of such data, internal information that is consistent with what market participants would use in a hypothetical transaction that occurs at the measurement date.

●

Fair value of financial instruments

The carrying value of the Company’s financial instruments include cash and cash equivalents, accounts receivable, prepayments and other receivables, accounts payable, advances from customers, amount due to a stockholder, short-term borrowings and accrued liabilities and other payables. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate at fair values. The carrying value of the Company’s promissory note and long-term debts approximates at fair value based on the current market conditions for similar debt instruments.

●

Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

FUWAYSUN TECHNOLOGY, LTD

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

In September 2009, Accounting Standards Codification (“ASC”) became the source of authoritative U.S. GAAP recognized by the Financial Accounting Standards Board (“FASB”) for nongovernmental entities, except for certain FASB Statements not yet incorporated into ASC. Rules and interpretive releases of the SEC under federal securities laws are also sources of authoritative U.S. GAAP for registrants. The discussion below includes the applicable ASC reference.

The Company adopted ASC Topic 810-10, “Consolidation” (formerly SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”) effective January 2, 2009. ASC Topic 810-10 changes the manner of presentation and related disclosures for the non-controlling interest in a subsidiary (formerly referred to as a minority interest) and for the deconsolidation of a subsidiary. The adoption of these sections did not have a material impact on the Company’s financial statements.

ASC Topic 815-10, “Derivatives and Hedging” (formerly SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”) was adopted by the Company effective January 2, 2009. The guidance under ASC Topic 815-10 changes the manner of presentation and related disclosures of the fair values of derivative instruments and their gains and losses.

In April 2009, the FASB issued an update to ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”) (formerly FASB Staff Position No. SFAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”). The standard provides additional guidance on estimating fair value in accordance with ASC 820-10 when the volume and level of transaction activity for an asset or liability have significantly decreased in relation to normal market activity for the asset or liability have significantly decreased and includes guidance on identifying circumstances that indicate if a transaction is not orderly. The Company adopted this pronouncement effective April 1, 2009 with no impact on its financial statements.

In April 2009, the FASB issued FSP SFAS No. 107-1, “Disclosures about Fair Value of Financial Instruments” (“ASC 825-10”). ASC 825-10 requires fair value of financial instruments disclosure for interim reporting periods of publicly traded companies as well as in annual financial statements. ASC 825-10 is effective for interim periods ending after June 15, 2009 and was adopted by the Company. There was no material impact to the Company’s financial statements as a result of the adoption of ASC 825-10.

In June 2009, the FASB finalized SFAS No. 167, “Amending FASB interpretation No. 46(R)”, which was included in ASC Topic 810-10-05 “Variable Interest Entities”. The provisions of ASC Topic 810-10-05 amend the definition of the primary beneficiary of a variable interest entity and will require the Company to make an assessment each reporting period of its variable interests. The provisions of this pronouncement are effective January 1, 2010. The Company is evaluating the impact of the statement on its financial statements.

In July 2009, the FASB issued SFAS No. 168, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS 168 codified all previously issued accounting pronouncements, eliminating the prior hierarchy of accounting literature, in a single source for authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. SFAS 168, now ASC Topic 105-10 “Generally Accepted Accounting Principles”, is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of this pronouncement did not have an effect on the Company’s financial statements.

FUWAYSUN TECHNOLOGY, LTD

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

In August 2009, the FASB issued an update of ASC Topic 820, “Measuring Liabilities at Fair Value ”. The new guidance provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using prescribed techniques. The Company adopted the new guidance and it did not materially affect the Company’s financial position and results of operations.

In October 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-13, “Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements (a consensus of the FASB Emerging Issues Task Force)” which amends ASC 605-25, “Revenue Recognition: Multiple-Element Arrangements.” ASU No. 2009-13 addresses how to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting and how to allocate consideration to each unit of accounting in the arrangement. This ASU replaces all references to fair value as the measurement criteria with the term selling price and establishes a hierarchy for determining the selling price of a deliverable. ASU No. 2009-13 also eliminates the use of the residual value method for determining the allocation of arrangement consideration. Additionally, ASU No. 2009-13 requires expanded disclosures. This ASU will become effective for us for revenue arrangements entered into or materially modified on or after April 1, 2011. Earlier application is permitted with required transition disclosures based on the period of adoption. The Company is currently evaluating the application date and the impact of this standard on its financial statements.

NOTE-4

INVENTORIES

Inventories consist of the followings:

	December 31, 2009	March 31, 2009

Raw materials	$313,691	$333,746
Work in progress	32,252	904
Finished goods	729,075	341,436
	1,075,018	676,086
Less: allowance for inventory obsolescence	(17,468)	(17,446)

Inventories, net	$1,057,550	$658,640

For the nine months ended December 31, 2009 and 2008, the Company recorded no allowance for slow-moving and obsolete inventories.

NOTE-5

SHORT-TERM BORROWINGS

During the nine months ended December 31, 2009, the Company’s VIE, Shenzhen Fuwaysun received short-term borrowings with an aggregate principal balance of $877,552, which were unsecured, non-interest bearing and repayable within the next twelve months.

NOTE-6

PROMISSORY NOTE

On December 10, 2009, the Company issued a promissory note (the “Note”) with a principal amount of $500,000, together with accrued interest in the amount of $100,000 due and payable on May 10,

FUWAYSUN TECHNOLOGY, LTD

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

2010. In consideration for the Note, FTUS agreed to issue a warrant to purchase a total of 2,000,000 shares of its common stock at an exercise price of $0.25 per share. These warrants were valued at $73,877 using the Black-Scholes model with the following assumptions: applicable risk-free interest rate of 1%; volatility factor of 79%; and the expected life of the warrants of 2.5 years. The relative fair value of the warrants of $73,877 was recorded as a debt discount. This debt discount is being amortized over the term of the Note using the effective interest method. The Company recognized $8,209 of non-cash interest expense for the nine months ended December 31, 2009. The unamortized debt discount as of December 31, 2009 was $65,668.

NOTE-7

AMOUNT DUE TO A STOCKHOLDER

As of December 31, 2009, the balance represented temporary advances made by a major stockholder, Mr. Liang, which was unsecured, interest-free with no fixed repayment term.

NOTE-8

LONG-TERM DEBTS

Long-term debts consist of the following:

	December 31, 2009	March 31, 2009
Bank loans, payable to financial institutions in the PRC:

Equivalent to HK$373,364 (2008: HK$2,333,333) with interest rate at 9.5% (2008: 9.5%) per annum payable monthly, repayable by January 22, 2010, pledged by plant and equipment	$48,045	$117,300
Equivalent to HK$435,410 (2008: HK$963,608) with interest rate at 5% (2008: 5%) per annum payable monthly, repayable by May 25, 2010, pledged by plant and equipment	56,030	72,057
Equivalent to RMB0(2008: RMB1,300,000) with interest rate at 10.15% -10.21% per annum payable monthly, repayable by October 31, 2009, pledged by plant and equipment and property owned by Shenzhen Fuwaysun’s owners	-	93,453

Total	104,075	282,810

Less: current portion of long-term debts	104,075	275,251

Long-term debts, net of current portion	$-	$7,559

The aggregate long-term debts are jointly and severally guaranteed by three individuals, Mr. Liang, the director of the Company and his associates, Ms. Mo and Mr. Mo.

NOTE-9

STOCKHOLDERS’ EQUITY

FUWAYSUN TECHNOLOGY, LTD

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

Private placement offering

On April 20, 2009, FTUS executed a private placement of securities to certain accredited investors who subscribed to units (the “Units”) at a price of $0.125 per unit, consisting of one share of common stock and one warrant to purchase an additional share of common stock at a price of $0.25 per share, at any time during a period of 18 months. The Units were being offered on a “best efforts, part-or-none” basis subject to prior sale and the right of the Company to withdraw, cancel, or modify the offering and to reject any order in whole or in part.

Upon the completion of a private placement, the investors subscribed to an aggregate of 10,180,000 units, consisting of 10,180,000 shares of FTUS’s common stock and warrants to purchase an aggregate of 10,180,000 shares of its common stock at $0.25 per share. The gross cash proceeds from the private placement totaled $1,272,500 less estimated transaction cost of $145,000.

The Company valued the warrants at $0.02 per share, or $230,852, in accordance with ASC Topic 718, which was recorded as offering cost in additional paid-in capital in the accompanying condensed consolidated financial statements for the nine months ended December 31, 2009. The fair value of the warrants was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Expected life (in years)	1.5
Volatility	79%
Risk free interest rate	1%
Dividend yield	0%

A summary of the status of the Company’s outstanding warrants as of December 31, 2009:

	Warrants outstanding
	Number of warrants	Exercise price range per share	Weighted average exercise price per share	Weighted average grant-date fair value per share

Balance as of April 1, 2009	-	$-	$-	$-

Warrants granted under private placement	10,180,000	0.25	0.25	0.125
Warrants granted under promissory note	2,000,000	0.25	0.25	0.125
Warrants cancelled	-	-	-	-

Balance as of December 31, 2009	12,180,000	$0.25	$0.25	$0.125

Common stock issued for services

On November 16, 2009, the Board of Directors granted to its consultant 4,300,000 shares of common stock at a fair value of $0.125 per share. The Company recognized $537,500 as stock based compensation at the fair value for the nine months ended December 31, 2009.

FUWAYSUN TECHNOLOGY, LTD

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

NOTE-10

INCOME TAXES

For the nine months ended December 31, 2009 and 2008, the local (United States) and foreign components of loss before income taxes were comprised of the following:

	Nine months ended December 31,
	2009	2008
Tax jurisdictions from:
– Local	$(868,956)	$-
– Foreign	(4,521)	(267,014)
Loss before income taxes	$(873,477)	$(267,014)

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The companies that operate in various countries: United States, Hong Kong and the PRC that are subject to tax in the jurisdictions in which they operate, as follows:

United States of America

FTUS is registered in the State of Colorado and is subject to the tax laws of the United States of America. The Company does not have any operation in the United States.

Hong Kong

The Company’s operating subsidiary, FTHK is subject to Hong Kong Profits Tax at the statutory rate of 16.5% and 17.5% for the nine months ended December 31, 2009 and 2008 on the assessable income for its tax reporting years. FTHK suffered from operating loss and was exempted from income tax accordingly.

The PRC

The Company’s subsidiary and VIE, Forboss and Shenzhen Fuwaysun are subject to the Enterprise Income Tax governed by the Income Tax Law of the People’s Republic of China, at a statutory rate of 33%, which is comprised of a 30% national income tax and 3% local income tax.

Shenzhen Fuwaysun is registered and operates in Shenzhen City, the PRC and is recognized as “Enterprise Located in Special Economic Zone”. As a result, Shenzhen Fuwaysun is entitled to Corporate Income Taxes (“CIT”) at a preferential tax rate of 15%.

On December 16, 2007, the National People’s Congress approved the Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”). The new CIT Law, among other things, imposes a unified income tax rate of 25% for both domestic and foreign invested enterprises with effect from January 1, 2008. However, for entities operating in special economic zones that previously enjoyed preferential tax rates, the applicable tax rate is increased progressively to 25% over a 5-years’ period under a transitional policy, while Forboss is subject to a unified income tax rate of 25%.

For the nine months ended December 31, 2009 and 2008, Shenzhen Fuwaysun suffered from operating loss and was exempted from income tax accordingly.

FUWAYSUN TECHNOLOGY, LTD

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of December 31, 2009 and March 31, 2009:

	December 31, 2009	March 31, 2009
Deferred tax assets:
- Net operating loss carryforwards	$873,477	$124,748
Less: valuation allowance	(873,477)	(124,748)
Deferred tax assets	$-	$-

As of December 31, 2009 and March 31, 2009, valuation allowance of $873,477 and $124,748 relating to net operating loss carryforwards was provided to the deferred tax assets due to the uncertainty surrounding their realization.

NOTE-11

SEGMENT REPORTING

The Company operates in one reportable operating segment in the design, manufacture, distribution and sales of solar energy saving, insect killer and plastic products in the PRC and Hong Kong, as defined by ASC Topic 280. All of the identifiable long-lived assets of the Company are located in the PRC during the periods presented.

(a)

Major products

Summarized financial information concerning the Company’s major products is shown in the following table for the nine months ended December 31, 2009 and 2008:

	Nine months ended December 31,
	2009	2008

Solar products	$4,456,862	$440,280
Plastic products	398,945	968,959
Total revenue, net	$4,855,807	$1,409,239

(b)

Geographic segment reporting

In respect of geographical segment reporting, sales are based on the countries in which the customer is located, as follows:

	Nine months ended December 31,
	2009	2008
Revenue, net:
The PRC	$4,789,861	$1,284,884
Others	65,947	124,355

Total revenue, net	$4,855,808	$1,409,239

FUWAYSUN TECHNOLOGY, LTD

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

NOTE-12

COMMITMENTS AND CONTINGENCIES

(a)

Operating lease commitments

The Company leases factories and premises under various non-cancelable operating leases in a term ranging from 2.5 years to 9.6 years, with fixed monthly rentals, expiring through January 2016. Costs incurred under these operating leases are recorded as rental expense and totaled approximately $105,962 and $86,648 for the nine months ended December 31, 2009 and 2008.

As of December 31, 2009, future minimum rental payments due under various non-cancelable operating leases in the next five years are as follows:

Years ending December 31:
2010	$147,785
2011	104,880
2012	97,560
2013	81,179
2014	69,712
Thereafter	13,411

Total	$514,527

(b)

Investment commitments

On November 16, 2009, FTUS entered into a Securities Purchase Agreement (the “Agreement”) with a principal shareholder of AgriSolar Solutions, Inc. (“AGSO”), a company organized under the laws of the State of Colorado and is a reporting issuer in the United States and has its shares listed on the NASD Over-the-Counter Bulletin Board under the symbol “AGSO”. Pursuant to the Agreement, FTUS agreed to acquire control of AGSO through purchase of a total of 172,712 shares, or approximately 57.88% of the shares of common stock of AGSO which were issued and outstanding prior to completion of the share exchange transaction.

NOTE-13

SUBSEQUENT EVENTS

Subsequently, on January 8, 2010, FTUS completed to acquire control of AGSO through the purchase of a total of 172,712 shares, or approximately 57.88%, of the then issued and outstanding common stock of AGSO. The shares were purchased from Lotus Holdings, LLC, a shareholder of AGSO, for a total purchase price of $350,000, including $200,000 paid in cash and $150,000 through execution of a promissory note due and payable on or before January 8, 2011.

Concurrently, on January 8, 2010, FTUS entered into a Share Exchange Agreement (the “Agreements”) with AGSO among the stockholders of FTUS and AGSO. Pursuant to the Agreements, the stockholders of FTUS transferred all of the issued and outstanding shares in the Company to AGSO in exchange for an aggregate of 58,055,000 shares of common stock of AGSO, thus causing FTUS to become a subsidiary of AGSO.